Exhibit 3.2

                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                         TOUCHSTONE RESOURCES USA, INC.
                                      INTO
                            THE COFFEE EXCHANGE, INC.


         Pursuant to Section 253 of the General Corporation Law of Delaware, THE COFFEE EXCHANGE, INC., a Delaware corporation incorporated on the 5th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;
         DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of TOUCHSTONE RESOURCES USA, Inc., a Delaware corporation incorporated on the 17th day of March, 2004, and that pursuant to the provisions of the Agreement and Plan of Merger dated March 18, 2004, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous written consent on the 18th day of March, 2004, determined to and did merge TOUCHSTONE RESOURCES USA, INC. into said THE COFFEE EXCHANGE, INC., which resolution is in the following words to wit:
         WHEREAS this corporation lawfully owns 100% of the outstanding capital stock of TOUCHSTONE RESOURCES USA, INC., a corporation organized and existing under the laws of Delaware; and


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         WHEREAS this corporation desires to merge into itself TOUCHSTONE
RESOURCES USA, INC., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,
         NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said TOUCHSTONE RESOURCES USA, INC. and assumes all of its liabilities and obligations; and
         FURTHER RESOLVED, that an authorized officer of this corporation be, and he hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said TOUCHSTONE RESOURCES USA, INC., and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and
         FURTHER RESOLVED that upon effectiveness of the merger THE COFFEE EXCHANGE, INC. relinquishes its corporate name and assumes in place thereof the name TOUCHSTONE RESOURCES USA, INC.; and
         FURTHER RESOLVED that officer of this corporation be, and he hereby is, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.
         IN WITNESS WHEREOF, THE COFFEE EXCHANGE, INC. has caused this certificate to be signed by Stephen P. Harrington, an authorized officer, this 18th day of March, 2004.

                             /s/ Stephen P. Harrington
                             Stephen P. Harrington, President